                                   COMPOSITE

                    CERTIFICATE OF INCORPORATION, AS AMENDED

                                       OF

                           UNIVERSITY BANCORP, INC.*



                 FIRST:   The name of the Corporation is:

                           "UNIVERSITY BANCORP, INC."

                 SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of Newcastle, Delaware 19801, and the name of its registered agent at that address is The Corporation Trust Company.

                 THIRD:   The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                 FOURTH: The Corporation shall be authorized to issue two classes of capital stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares which the Corporation shall have authority to issue is Three Million (3,000,000); the total number of shares of Common Stock shall be Two Million Five Hundred Thousand (2,500,000) and each such share shall have a par value of $0.010; and the total number of shares of Preferred Stock shall be Five Hundred Thousand (500,000) and each such share shall have a par value of $0.001. Any shares of the Preferred Stock may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors of the Corporation. Before any shares of Preferred Stock of any particular series will be issued, a certificate will be filed with the Secretary of State of Delaware setting forth the designation, rights, privileges, restrictions, and conditions to be attached to the Preferred Stock of such series and such other matters as may be required, and the Board of Directors will fix and determine, in the manner provided by law, the particulars of the shares of such series, including, but not limited to, the number of shares of such series, the dividends payable on shares of such series, whether shares of such series shall have voting rights, whether shares of such series shall have conversion privileges, whether or not the shares of that series shall be redeemable, whether such series shall have a sinking fund for the redemption or purchase of shares of that series, the rights of the shares of such series in the event of


__________________________________

     * This composite format of the Certificate of Incorporation of University Bancorp, Inc., as amended, has been complied and published in electronic format in accordance with Section 232.102(c) of Regulation S-T.

voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and any other relative rights, preferences and limitations of such series.

                 FIFTH:   The rights and privileges relating to the shares of
capital stock named in Article FOURTH hereof shall be as follows:

                      Section 1. Preemptive Rights. No holder of any shares of any class of Capital stock of the Corporation shall, as such, have any preemptive right to purchase or to subscribe for any shares of the capital stock or any other securities of the Corporation which it may issue or sell, whether out of the number of shares authorized by the Certificate of Incorporation of the Corporation as originally filed, or by any amendment thereof, or out of shares of the capital stock of the Corporation acquired by it after the issue thereof, nor shall any holder of any such shares of any class, as such, have any right to purchase or subscribe for any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the Corporation, or to which shall be attached or appertain any warrant or warrants or any instrument or instruments that shall confer upon the owner of such obligation, warrant or instrument the right to subscribe for or to purchase from the Corporation any shares of any class of its capital stock.

                      Section 2. Voting Rights. Each share of Common Stock shall be entitled to one vote, either in person or by proxy, at all stockholders' meetings and all shares shall be voted as a single class. Cumulative voting shall not be allowed in the election of directors.

                      Section 3. Dividend and Liquidation Rights. All outstanding shares of Common Stock shall share equally in dividends and upon liquidation. Dividends are payable at the discretion of the Board of Directors at such times and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Delaware.

                      Section 4. Special Restrictions by Board of Directors. The Board of Directors may cause any stock issued by the Corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights may be created by provisions in the Bylaws of the Corporation or in the minutes of any properly convened meeting of the Board of Directors; provided, however, notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such stock.

                 SIXTH:   In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                 SEVENTH:         The names and mailing addresses of the
persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are:

           Name                                             Address
           ----                                             -------
  Keith E. Brenner                                  135 Green Meadow Lane
                                                    Boulder, CO 80302

  John Mancino                                      1910 Joslyn Place
                                                    Boulder, CO 80302

  Reginna Biederman                                 5 Sunset Drive
                                                    Cherry Hills Village
                                                    Littleton, CO 80123

  Richard H. Lenny                                  2162 Jordan Place
                                                    Boulder, CO 80302

                 EIGHTH: The following provisions are inserted for the management of the new business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

                          (a)  Corporate Opportunity.  The officers, directors
and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

                          (b)  Shareholder Voting.  One Third (33.33%) of the
shares entitled to vote represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

                 NINTH:   To the fullest extent permitted by the Delaware
General Corporation Law, as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                 TENTH:   The name and mailing address of the incorporator of
the Corporation is:


              Name                                                 Address
              ----                                                 -------
  Laurie P. Glasscock                             1401 Walnut Street, Suite 500
                                                  Boulder, CO 80302

                 THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the Delaware General Corporation Law, does make and file this Certificate hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set her hand and seal this 18th day of December, 1986.


                                                  /s/ Laurie P. Glasscock
                                                  ----------------------------
                                                  Laurie P. Glasscock


STATE OF COLORADO         )
                          ) ss:
COUNTY OF BOULDER         )

                 On this 18th day of December 1986, personally came before me, the subscriber, a Notary Public for the State and County aforesaid, Laurie P. Glasscock, known to me personally to be such person, and acknowledged that said Certificate of Incorporation to be her act and deed and that the facts therein stated are truly set forth. Given under my hand and seal of office the day and year aforesaid.

                 My Commission Expires: 2-20-90.


[SEAL]

                                                  /s/
                                                  ----------------------------
                                                  Notary Public

                    Certificate of the Powers, Designations,
                    Preferences and Relative, Participating,
                    Optional and Other Special Rights of the

               SERIES 2 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                             NEWBERRY BANCORP, INC.

                     and the Qualifications, Limitations or
           Restrictions Thereof, Which Have Not Been Set Forth in the Certificate of Incorporation in or Any Amendment Thereto.

                     (Pursuant to Section 151 of Chapter 1
                        of Title 8 of the Delaware Code)


                 The undersigned, Stephen Lange Ranzini, President of Newberry Bancorp, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter the "Corporation"), does hereby certify:

                 That pursuant to authority conferred upon the board of directors of the Corporation by the Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the Corporation, at a duly called meeting thereof duly held on July 21, 1994 duly adopted the following resolution:

                 "RESOLVED, that, pursuant to the authority expressly granted to and vested in the board of directors of the Corporation by the provisions of its Certificate of Incorporation, the Board hereby creates a series of Preferred Stock of the Corporation to consist of 2,000 of the 500,000 shares of Preferred Stock, par value $.001 per share, which the Corporation now has authority to issue and the board of directors of the Corporation hereby fixes the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series of Preferred Stock (in addition to the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, of the Corporation which are applicable to Preferred Stock of all series) as follows:

                 1.  Designation and Number.

                          The distinctive designation of the series shall be
Series 2 6% Cumulative Convertible Preferred Stock (hereinafter, "Series 2 Preferred Stock"); the number of shares of Series 2 Preferred Stock which the Corporation is authorized to issue shall be 20,000, which number may be increased (but not in excess of the total number of authorized shares of Preferred Stock at such time) or decreased (but not below the number of shares then outstanding) from time to time by the board of directors of the Corporation (the "Board").

                 2. Definitions. For purposes hereof, the following terms shall have the meanings indicated.

                          (a)  The term "Senior Stock" means all those classes
and series of preferred or special stock and all those series of Preferred Stock which, by the terms of the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), or of the instrument by which the Board, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, shall be senior to the Series 2 Preferred Stock with respect to the right of the holders thereof to receive dividends or to participate in the assets of the Corporation distributable to stockholders upon any liquidation, dissolution or winding-up of the Corporation.

                          (b)  the term "Parity Stock" means:  all those
classes and series of preferred or special stock and all those series of Preferred Stock which, by the terms of the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), or of the instrument by which the Board, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, shall be on a parity with the Series 2 Preferred Stock with respect to the right of the holders thereof to receive dividends and to participate in the assets of the Corporation distributable to stockholders upon any liquidation, dissolution or winding-up of the Corporation.

                          (c)  The term "Junior Stock" means:

                                  (i)  Common Stock, par value $.01, of the
Corporation, and

                                  (ii)  all those classes and series of
preferred, special or common stock and all those series of Preferred Stock which, by the terms of the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), or of the instrument by which the Board, acting pursuant to authority granted in the Certificate of Incorporation (as the same has heretofore been or may hereafter be amended), shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, shall be, subordinate to the Series 2 Preferred Stock with respect to the right of the holders thereof to receive dividends and to participate in the assets of the Corporation distributable to stockholders upon any liquidation, dissolution or winding-up of the Corporation.

                          (d)  The term "Market Price per share of Common
Stock" for any Trading Day means (i) the closing bid price for the Common Stock (as defined in Section 8(h) hereof) on such Trading Day as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or, if such prices are not so published by NASDAQ, the average of the high and low bid prices for the Common Stock on such Trading Day, as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose) or (ii), if the Common Stock is then listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock on such Trading Day as reported in the consolidated transaction reporting system for securities listed or traded on such exchange, or, in case no such reported sale takes place on such Trading Day, the reported closing bid price regular way for the Common Stock on such Trading Day on the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

                          (e)  The term "Trading Day" shall mean any day on
which trading takes place (i) in the over-the-counter market and prices reflecting such trading are published by NASDAQ, or (ii) if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

                 3.  Dividends and Distributions.

                          (a)  Subject to the prior rights of the holders of
Senior Stock and in conjunction with any provision then being made for the holders of Parity Stock, the holders of shares of Series 2 Preferred Stock, in preference to the holders of Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the thirtieth (30th) day of January, April, and July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of shares of Series 2 Preferred Stock, at, but not exceeding, the annual rate of $6.00 per share.

                          (b)  Dividends shall accrue on a day-to-day basis and
be cumulative on issued and outstanding shares of Series 2 Preferred Stock, whether or not declared, beginning from the date of issue of such shares. Accrued but unpaid dividends shall not bear interest. If the stated dividends on the shares of Series 2 Preferred Stock are not paid in full, shares of Series 2 Preferred Stock and all shares of Parity Stock shall share ratably in the payment of dividends, including accumulations thereof, if any, on such shares in accordance with the sums which would be payable on such shares if all dividends then accrued but unpaid thereon were paid in full.

                          (c)  So long as any shares of Series 2 Preferred
Stock are issued and outstanding:

                                  (i)  no dividends whatever shall be paid or
declared, nor shall any distribution be made, on any Junior Stock, other than a dividend or distribution payable in Junior Stock or warrants or other rights to purchase Junior Stock, unless all dividends on Series 2

Preferred Stock for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

                                  (ii)  no dividends shall be paid or declared,
nor shall any distribution be made on any Parity Stock (other than dividends or distribution of Junior Stock or of rights, warrants or options to acquire Junior Stock), except dividends or distributions paid ratably on the Series 2 Preferred Stock and all such Parity Stock on which dividends are payable and in arrears in proportion to the total amounts to which the holders of all such shares would then be entitled.

Nothing contained in this section 3 shall prohibit the Corporation from redeeming, purchasing, or otherwise acquiring any then outstanding shares of Junior Stock or Parity Stock at any time or from time to time.

                          (d)  The Board may fix a record date for the
determination of holders of shares of Series 2 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. Absent the setting of any such record date, each dividend shall be paid to the holders of record of the Series 2 Preferred Stock as their names appear on the stock books of the Corporation on the business day next preceding the Quarterly Dividend Payment Date thereof. Dividends in arrears for any past Quarterly Dividend Payment Date(s) may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to the holders of record of the Series 2 Preferred Stock as their names appear on the stock books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board.

                 4.  No Voting Rights.

                          (a)  Notwithstanding anything to the Contrary
contained in this Certificate, the Certificate of Incorporation or otherwise, the shares of Series 2 Preferred Stock shall not entitle the holders thereof to vote on any matter whatsoever, except as required by the General Corporation Law of the State of Delaware. Moreover, in no event shall the vote or consent of the holders of shares of Series 2 Preferred Stock be required in connection with the creation or authorization of any one or more classes or series of preferred or special stock (including the Preferred Stock), whether constituting Junior Stock, Parity Stock or Senior Stock.

                          (b)  The number of authorized shares of any class or
classes, or any series, of stock of the Corporation (including without limitation the Preferred Stock and the Series 2 Preferred Stock) may be increased or decreased (but not below the number of shares of such class or classes or such series then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of class or serial designation (and without any requirement of a separate affirmative vote or consent of the holders of the shares of Series 2 Preferred Stock voting separately as a class or series).

                 5. Reacquired Shares. Any shares of Series 2 Preferred Stock redeemed, converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be deemed retired and cancelled upon the acquisition thereof, and all such shares, upon their cancellation, shall become and return to the status of authorized but unissued shares of Preferred Stock without serial designation and which may be reissued as part of any new or then existing series of Preferred Stock.

                 6. Liquidation. The Series 2 Preferred Stock shall be preferred as to assets over the Junior Stock so that, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series 2 Preferred Stock shall be entitled, in conjunction with any provision then being made for the holders of Parity Stock, to have set apart for them or to be paid out of the assets of the Corporation, after provision for the holders of Senior Stock, if any, but before any distribution is made to or set apart for the holders of Junior Stock, an amount in cash equal to, and in no event more than, $100.00 per share of Series 2 Preferred Stock plus a sum of money equal to all dividends accrued and unpaid thereon to the date that payment is made available to the holders of Series 2 Preferred Stock. If, upon such liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to the holders of its stock shall, after provision for the holders of Senior Stock, if any, be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Series 2 Preferred Stock and the amounts receivable by the holders of all Parity Stock, then all such assets of the Corporation shall be distributed ratably among the holders of Series 2 Preferred Stock and the holders of all Parity Stock, in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Corporation nor the sale, lease or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this section 6.

                 7. Redemption. (a) Subject to the provisions of section 7(b) hereof, the Corporation may (but shall in no event be required to), by action of the Board, at any time, at least six (6) months after the date of the original issue of Series 2 Preferred Stock, and from time to time, except as otherwise provided in section 8 below, redeem all or part of the issued and outstanding Series 2 Preferred Stock by paying the holders of record thereof, out of funds legally available therefor, the sum of (i) $100.00 for each such share to be redeemed plus (ii) an amount in cash equal to all dividends accrued but not paid on each such share to be redeemed to the date of redemption.

                          (b)  Prior to the fifth anniversary of the date of
original issuance of shares of Series 2 Preferred Stock, the Corporation may not redeem any of the Series 2 Preferred Stock pursuant to this section 7 unless the average of the Market Prices per share of Common Stock, for a period of 30 consecutive Trading Days ending no more than 15 Trading Days prior to the date upon which the notice of redemption required by this section 7 is first mailed to holders of Series 2 Preferred Stock, shall have been at least 150% of the then applicable conversion price fixed or determined pursuant to section 8 hereof.

                          (c)  Following any reclassification, change,
consolidation, merger, sale or conveyance of the character referred to in section 8(d)(i) hereof, appropriate adjustments shall be made in the application of the provisions of sections 7(b) and 2(d) hereof consistent with the provisions made, effective as of the effective date of such reclassification, change, consolidation, merger, sale or conveyance, pursuant to said section 8(d)(i). Any such adjustment required by this section 7(c) shall be binding upon the holders of Series 2 Preferred Stock and the Corporation if made in good faith by the Board. The above provisions of this section 7(c) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances of the character referred to in section 8(d)(i) hereof.

                          (d)  In the event that less than all of the issued
and outstanding Series Preferred Stock are to be redeemed, the shares to be redeemed shall be chosen by lot, pro rata, or by such other method as the Board may determine to be equitable.

                          (e)  In the event of a redemption of shares of Series
2 Preferred Stock, a notice fixing the time and place of redemption (and if less than all shares of Series 2 Preferred Stock are to be redeemed, identifying the shares to be redeemed) shall be mailed not less than thirty
(30) days nor more than sixty (60) days prior to the date so fixed to each holder of record of the Series 2 Preferred Stock to be redeemed at the address thereof as it appears on the records of the Corporation. No failure to mail any such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption.

                          (f)  From and after the date fixed for such
redemption, unless the Corporation shall default in providing moneys for the payment of the redemption price, the holders of the shares so called for redemption shall not be entitled to any dividends and shall cease to have any rights or interests as holders of said shares, except the right to receive the payment herein designated, without interest thereon, upon presentation and surrender of their certificates therefor.

                          (g)  From and after the date specified for
redemption, the Corporation shall, at the place specified in the notice of redemption, upon presentation and surrender to the Corporation by the holder thereof of the certificate(s) representing the shares of Series 2 Preferred Stock redeemed, deliver or cause to be delivered to or upon the written order of such holder a sum in cash equal to the redemption price of the shares of such holder to be redeemed, together with, if the certificate(s) presented and surrendered by such Holder represent a greater number of shares than the number of shares to be redeemed from such holder, one or more new certificates registered in the name of such holder and representing the shares of Series 2 Preferred Stock not redeemed.

                 8.  Conversion.

                          (a)  Subject to the provisions of section 7 hereof
regarding redemption and to the terms and conditions of this section 8, but in no event prior to six (6) months after the date of the original issue of shares of Series 2 Preferred Stock, shares of Series 2 Preferred Stock shall be convertible, at the option of the holder thereof (except that, in respect of any such shares which shall have been called for redemption, such option shall terminate at the close of business on the business day prior to the date fixed for redemption unless the Corporation shall default in the payment of the redemption price), into a number (calculated to the nearest 1/100th of a share, with 5/1000ths of a share being considered as nearer to the next higher 1/100th of a share) of fully paid and nonassessable shares of Common Stock at the then applicable conversion price fixed or determined pursuant to the provisions of section 8(d) hereof, each share of Series 2 Preferred Stock being taken at $100 for the purpose of such conversion, by surrender of a certificate or certificates for Series 2 Preferred Stock so to be converted at the office of the Corporation's transfer agent for the Series 2 Preferred Stock (or at such other place or places as may be designated by the Corporation) at any time during usual business hours, together with written notice that the holder elects to convert such Series 2 Preferred Stock, or a stated number of shares thereof, in accordance with the provisions of this section 8.

                          (b)  As promptly as practicable after exercise by any
holder of such holder's option to convert any shares of Series 2 Preferred Stock pursuant to the provisions of this section 8, but subject to the provisions of section 8(d)(iii) hereof, the Corporation shall deliver or cause to be delivered to such holder one or more certificates representing the number of shares of Common Stock issuable upon such conversion, together with, if the certificate(s) surrendered evidence a greater number of shares than the number of shares to be converted, one or more certificates evidencing the shares of Series 2 Preferred Stock not to be converted, and together with any cash in respect of any fractional interest in a share of Common Stock issuable upon such conversion. Subject to section 8(d)(iii) hereof, each such conversion shall be deemed to have been made immediately prior to the close of business on the day the option to convert is exercised, and all rights of the converting holder as a holder of the shares of Series 2 Preferred Stock surrendered for conversion shall cease at such time and the person or persons in whose name or names the certificate(s) for the shares of Common Stock issuable upon conversation are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time.

                          (c)  If the last day for the exercise of the
conversion option be, in the jurisdiction in which the office of the transfer agent for the Series 2 Preferred Stock or other place designated by the Corporation as a place for conversion of Series 2 Preferred Stock is located, a Saturday, Sunday or legal holiday, then such conversion option may be exercised, at the conversion price in effect on such last day, upon the next succeeding day not a Saturday, Sunday or legal holiday in such jurisdiction.

                          (d)  Each share of Series 2 Preferred Stock shall be
convertible into the number of shares of Common Stock as is determined by dividing the sum of $100.00 by the conversion price provided for herein, and as the same may be adjusted from time to time. The conversion price for shares of Series 2 Preferred Stock shall be $7.00 per share, provided that if adjustment of the conversion price is required pursuant to this section 8(d), the conversion price shall be such adjusted conversion price.

                                  (i)  In case any of the following shall
occur:

                                        (x)  any reclassification or change in
the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                                        (y)  any consolidation or merger to
which the corporation is a party (other than a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock); or

                                        (z)  any sale or conveyance to another
corporation of the property of the Corporation as an entirety or substantially as an entirety, other than a sale/leaseback, mortgage or other similar financing transactions,

then, in each such case, appropriate provision shall be made, effective as of the effective date of any such reclassification, change, consolidation, merger, sale or conveyance, as the case may be, whereby the holders of Series 2 Preferred Stock then outstanding shall have the right to convert such Series 2 Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) which would have been receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of shares of Common Stock which would have been issuable upon conversion of such Series 2 Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In connection with any provision made pursuant to the terms of the preceding sentence, provision shall also be made for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 8. The above provisions of this section 8(d)(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

                                  (ii)  In case the Corporation shall at any
time subdivide or split-up, or increase by dividend payable in shares of Common Stock, the number of outstanding shares of Common Stock issuable upon conversion of Series 2 Preferred Stock, or combine the outstanding shares of Common Stock issuable upon conversion of Series 2 Preferred Stock, then, in each such case, the conversion price in effect immediately prior to such subdivision, split-up or stock dividend, or such combination, shall, effective as of the effective date of such subdivision, split-up or stock dividend, or such combination, be proportionately decreased in the case of subdivision, split-up or stock dividend, or proportionately increased in the case of combination.

                                  (iii)  In any case in which this section 8
shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of Series 2 Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to section 8(i) hereof; provided, however, the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

                          (e)  Any determination as to whether an adjustment in
the conversion price in effect hereunder is required pursuant to section 8(d) hereof, or as to the amount of any such adjustment, if required, shall be binding upon the holders of Series 2 Preferred Stock and the Corporation if made in good faith by the Board.

                          (f)  Whenever the conversion price is adjusted as
provided in this section 8, then, in each such case, the Corporation shall mail to the holders of Series 2 Preferred Stock of record not more than 15 days before the date of mailing (at the addresses thereof appearing on the Corporation's records), a notice in writing stating the adjusted conversion price then and thereafter effective under the provisions hereof, the method of calculating such adjusted conversion price shown in reasonable detail, and the facts on which such calculation is based. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be given under the provisions of section 8(g) hereof.

                          (g)  In the event the Corporation shall propose to
take any action of a type described in section 8(d) hereof, the Corporation shall give notice thereof to each holder of shares of Series 2 Preferred Stock, in the manner set forth in 8(f) hereof, which notice shall specify the record date on which such action is expected to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the conversion price, and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of Series 2 Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given prior to the date so fixed, and in case of all other action, such notice shall be given prior to the effectiveness of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                          (h)  As used in this section 8, the term "Common
Stock" shall mean and include the Corporation's Common Stock authorized on the date of the original issue of shares of Series 2 Preferred Stock and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares into which the Series 2 Preferred Stock shall be convertible pursuant to this section 8 shall include, and, as used in sections 7(b) and 2(d) hereof, the term "Common Stock" shall mean and include, only shares of such class designated in the Corporation's Certificate of Incorporation as Common Stock on the date of the original issue of shares of Series 2 Preferred Stock or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in section 8(d)(i) hereof, the stock, securities or property (including cash) provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon conversion of the Series 2 Preferred Stock as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

                          (i)  No fractional shares of stock shall be issued
upon the conversion of any Series 2 Preferred Stock. If any fractional interest in a share of Common Stock would, except for the provisions of this section 8(i), be deliverable upon the conversion of any Series 2 Preferred Stock, the Corporation shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such surrendered Series 2 Preferred Stock of an amount in cash (computed to the nearest cent) equal to the current market value of such fractional interest, computed on the basis of the mean between the closing bid and asked prices for the Common Stock as published by NASDAQ (or, if such prices are not so published by NASDAQ, as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose) on the last Trading Day prior to the date on which such stock was surrendered or, if the Common Stock is then listed or admitted to trading on a national securities exchange, the last sales price regular way for the Common Stock, as reported in the consolidated trading system for securities listed or admitted to trading on such national securities exchange, on the last Trading Day prior to the date on which such stock was surrendered, or, if no such sale takes place on such day, the mean between the closing bid and asked prices regular way for the Common Stock on such date on the principal national securities exchange on which the Common Stock is not traded in such manner that the quotations referred to above are available, then the current market value of such fractional share interest shall be the fair value as determined in good faith by the Corporation.

                          (j)  Upon any conversion, no adjustment shall be made
for dividends, whether accrued and unpaid or otherwise, on the Series 2 Preferred Stock surrendered for conversion or on the Common Stock delivered upon such conversion.

                          (k)  The Corporation will use its best efforts to
reserve and keep available out of its authorized but unissued stock, solely for the purpose of issue upon conversion of the Series 2 Preferred Stock, as provided in this section 8, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series 2 Preferred Stock, and, upon the issuance thereof upon conversion, all in accordance with the provisions hereof, such shares of Common Stock shall be duly and validly issued, fully paid and nonassessable.

                          (l)  Before taking any action which would cause an
adjustment reducing the conversion price below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and lawfully issue fully paid and nonassessable shares of Common Stock at the conversion price as so adjusted.

                          (m)  The issuance of certificates for shares of
Common Stock shall be made without charge for any tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the converted Series 2 Preferred Stock, the Corporation shall not be required to issue or deliver any stock certificate or certificates unless and until the holder has paid to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                 9.  Miscellaneous.

                          (a)  All accounting terms used herein and not
expressly defined herein shall have the meaning given to them in accordance with generally accepted accounting principles.

                          (b)  The term "outstanding", when used herein with
reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a direct or indirect subsidiary thereof.

                          (c)  The term "person" when used herein shall mean
any corporation, partnership, trust, organization, association or other entity or individual.

                          (d)  Nothing contained herein shall prevent the
creation, authorization or issuance, either by or pursuant to authority granted in the Certificate of Incorporation (as the same may hereafter be amended), of any one or more classes or series of preferred or special stock (including the Preferred Stock), whether ranking prior to or on a parity with or junior to the Series 2 Preferred Stock as to dividends or in liquidation and/or having or carrying any powers, preferences and relative, participating, optional and other special rights authorized by law and the Certificate of Incorporation (as the same may hereafter be amended).

                          (e)  The headings of the sections and paragraphs of
this resolution are for convenience of reference only and shall not define, limit or affect any of the provisions hereof."



                 Signed at Sault Ste. Marie, Michigan, as of the 29th day of July, 1994.



                                        _____________________________________
                                        Stephen Lange Ranzini, President



ATTEST



_________________________________
Joseph L. Ranzini, Secretary